EXHIBIT #10.1

AGREEMENT FOR AGENT


First party : Xiangtan Electric Import & Export Co., ltd.
Address: No.302 Xia Shesi Rd. Xiangtan, Hunan, China. P.R.
Tel: 0086-732-8596487-8084
Fax: 0086-732-8619344
E-mail:


Second party : China Direct Trading, Inc
Address: 12535 Orange Dr. #613, Davie, Fl .
Tel:1-954-474-0224                            Fax:1-954-474-0228



      The first party is a special company producing generator which is registered in China, the main product type includes: Diesel generator, Gasoline generator, Kerosene generator, Natural gas generator and LPG generator etc. The second party is a company engaged in sale of power set in USA. Now on basic of bilateral mutual benefit, concerned to exclusive agent of gas generator produced by First party both party achieved the following items: 1. Second party will be the agent of the first party in the first year in market of USA from the signing of the first contract between two parties about 50kW generator, the second party can be the exclusive agent of the first party in the second year on premise that the second party have purchased at least 3 million US dollars sales volumes in the first year.
2. The second party should positively develop propaganda for the product, develop market, set up the distributor and expanded sales volume.
3. The second party agrees to purchase 3 million US dollars sales volumes in a year.
4. The second party gives the first party order in turn, the first party should on time delivery the goods in premise of guarantee the quality and quantity. Each time when the second party orders, both parties should signs the sales contract, payment method is L/C or T/T.
5. Breach of contract: if the second party didn't finish 3 million US dollars sales volumes in the second year, the first party has the right to cancel the exclusive agreement.
6. If the second party can put across the ordered goal, it has priority to be the exclusive agent in USA in the second year, if the second party can't complete ordered goal, After the first party attest and the analysis, the first party have right to abolish second party's sole agent
7. This agreement altogether two, both sides respectively have one, both parties through negotiation will serve things not included.
   8 The second party should responsible for the expenses of applying the UL approval.

        Sign: the second party                       the first party :
        Representative person                        Representative person
                                                              Zhang Lihong

        [SIGNATURES]


                                                            28th September, 2005


Attachment:
------------------------ ------------ -------------------------------- ------------------- ------------------
Description of good      Spec.        price                            Nun.                payment
------------------------ ------------ -------------------------------- ------------------- ------------------
generator                50kW         FOB Shanghai                     At least for 20     L/C or T/T
                                      USD[DELETED].00/SET              sets for one time
------------------------ ------------ -------------------------------- ------------------- ------------------